                        UNITED COMMUNITY FINANCIAL CORP.

                                   EXHIBIT 11


COMPUTATIONS OF EARNINGS PER COMMON SHARE


                                                             Three Months Ended
                                                                  June 30,
                                                      ---------------------------------
                                                          1999                 1998
                                                      -------------       -------------
                                                           (Dollars in thousands,
                                                           except per share data)
EARNINGS PER SHARE :
Weighted average number of common
   shares outstanding                                 32,198,030                   N/A
                                                     =============       =============
Net income                                              $  4,891                   N/A
                                                     =============       =============
Basic earnings per share                                $   0.15                   N/A
                                                     =============       =============
Diluted earnings per share                              $   0.15                   N/A
                                                     =============       =============



                                                              Six Months Ended
                                                                  June 30,
                                                      ---------------------------------
                                                         1999                 1998
                                                      -----------         -------------
                                                           (Dollars in thousands,
                                                           except per share data)
EARNINGS PER SHARE :
Weighted average number of common
   shares outstanding                                 32,175,385                   N/A
                                                     =============       =============
Net income                                              $  9,602                   N/A
                                                     =============       =============
Basic earnings per share                                $   0.30                   N/A
                                                     =============       =============
Diluted earnings per share                              $   0.30                   N/A
                                                     =============       =============


                                       15